Exhibit 10.23

                            MAVERICK TUBE CORPORATION
                   NINTH AMENDMENT TO SECURED CREDIT AGREEMENT


Harris Trust and Savings bank
Chicago, Illinois

Mercantile Bank National Association
   (formerly known as Mercantile Bank of St. Louis
    National Association)
St. Louis, Missouri

Ladies and Gentlemen:

             Reference is hereby made to that certain Secured Credit Agreement dated as of May 15, 1992, as heretofore amended (the "Credit Agreement") among the undersigned, Maverick Tube Corporation, a Delaware corporation (the "Borrower"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

         Concurrently herewith the Borrower is transferring all or substantially all of its assets and liabilities to Maverick Tube, L.P., a Delaware limited partnership ("L.P.") in which Maverick Investment Corporation, A Delaware corporation ("Investment") and a wholly-owned subsidiary of the Borrower, is the sole limited partner and in which the Borrower is the sole general partner, having a 95% and 5% equity interest, respectively, therein. In connection with such transfers the Banks have required the L.P. and Investment guaranty the payment when due of all of the Borrower's indebtedness, obligations and liabilities to the Banks. The Borrower, the Agent and the Banks now wish to amend the Credit Agreement to reflect such transfers and such guaranty by L.P. and Investment, all on terms and conditions set forth in this Amendment.

Section 1.        AMENDMENTS TO CREDIT AGREEMENT.

         Upon  satisfaction  of all of the  conditions  precedent  set forth in
Section 2 hereof, the Credit Agreement shall be amended as follows:

         1.1 Section 4 of the Credit Agreement shall be amended by adding thereto the following definitions:

                  ""Guarantors"  shall  mean  Maverick  Tube  L.P.,  a  Delaware
limited   partnership,   and  Maverick   Investment   Corporation,   A  Delaware
corporation, and "Guarantor" shall mean any of the Guarantors.

                  "Subsidiary Guaranty" shall mean the Guaranty Agreement dated as of October 1, 1997 from the Guarantors to the Banks, as the same may be supplemented and amended from time to time."

         1.2 Section 4.50 of the Credit Agreement shall be amended by adding the phrase "the Subsidiary Guaranty," after the phrase "the Revolving Notes," appearing therein.

         1.3 Section 5.9 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

     "Section 5.9. Subsidiaries. As of the date hereof, the Borrower's only Subsidiaries are identified on Exhibit E hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation, has full and adequate cor-porate power to carry on its business as now conducted, is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification except when the fail-ure to be so licensed or qualified would not have material adverse effect on the condition, financial or otherwise, of such Subsidiary. Each Guarantor has full right, power and authority to enter into the Subsidiary Guaranty, to guaranty the payment of the Borrower's indebtedness, obliga-tions and liabilities to the Agent and the Banks, and to perform each and all of the matters and things therein provided for; and the Subsidiary Guaranty does not, nor does the performance or observance by any Guarantor of any of the matters or things provided for therein, contravene any provision of law or any charter, partnership agreement or b-law provi-sion or any covenant, indentures or agreement of or judgment, order or decree applicable to or affecting any Guarantor or any of their respective Property."

    1.4 Section 5.11 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

         "Section 5.11. Enforceability. This Agreement, when executed and delivered by the Borrower, will be a legal, valid and binding agreement of the Borrower, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults; and the Revolving Notes, the other Loan Documents to which the Borrower is a party and any other instrument or agreement required hereunder to which the Borrower is a party has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable against the Borrower, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults; and the Subsidiary Guaranty, when executed and delivered by each Guarantor, will be a legal, valid and binding agreement of such Guarantor, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

         1.5 Section 7.15 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (i) thereof, by replacing the period appearing at the end of subsection (j) thereof with the phrase "; and" and by adding thereto the following provision as subsection (k) thereof:

         "(k)     indebtedness of the Guarantors to the Borrower and indebted-
         ness of the Guarantors to the Agent and the Banks under the Subsidiary Guaranty."

         1.6 Section 7.16 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (g) thereof, by replacing the period appearing at the end of subsection (h) thereof with the phrase "; and" and by adding thereto the following provision as subsection (i) thereof:

         "(i)     investments in and loans and advances to the Guarantors."

         1.7 Section 7.17 of the Credit Agreement shall be amended by deleting the word "and" appearing after the semi-colon at the end of subsection (a) thereof, by replacing the period appearing at the end of subsection (b) thereof with the phrase "; and" and by adding thereto the following provision as subsection (c) thereof:

         "(c)     the transfer of all or substantially all of the Borrower's assets and liabilities to the Guarantors."

         1.8 The Credit Agreement shall be amended by adding the following provision thereto as Section 7.26 thereof:

         "Section 7.26. Guarantor Collateral. No later than November 30, 1997, each Guarantor shall grant to the Agent for the benefit of the Banks a security interest in its inventory and accounts and related proper-ties pursuant to security agreements substantially identical to the Security Agreement and shall take such actions as the Agent may reasonably request in order to perfect the Agent's security interests therein."

         1.9 Section 8.1 of the Credit Agreement shall be amended by deleting the word "or" appearing after the semi-colon at the end of subsection (h) thereof, by replacing the period appearing at the end of subsection (i) thereof with the phrase "; or" and by adding thereto the following provision as subsection (j) thereof.:

         "(j) Any Guarantor shall breach, repudiate, disavow or purport to terminate its obligations under the Subsidiary Guaranty or any part thereof, or the Subsidiary Guaranty or any part thereof shall for any reason not be the legal, valid and binding obligation of any Guarantor Subsidiary."

         1.10 Exhibit E to the Credit Agreement shall be replaced by Exhibit E attached to this Amendment.

SECTION 2.        CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         2.1 The Borrower, the Agent and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

         2.2 L.P. and Investment shall have executed and delivered to the Agent for the benefit of the Banks a Guaranty Agreement satisfactory in form and substance to each of the Banks.

         2.3      The Agent for the benefit of the Banks shall have received:

         (a) a good standing certificate or certificate of existence for the Borrower and each Guarantor dated as of the date no earlier than September 1, 1997, from the office of the Secretary of State of the states of their respective organization;

         (b) copies of the Certificate of Incorporation or Certificate of Limited Partnership, and all amendments thereto, of each Guarantor, certified by the office of the Secretary of State of Delaware as of the date no earlier than September 1, 1997.

         (c) copies of the By-Laws or Limited Partnership Agreement, and all amendments thereto, of each Guarantor certified as true, correct and complete on the date hereof by the Secretary of each Guarantor;

         (d) copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of resolutions regarding the transactions contemplated by this Amendment, duly adopted by the Board of Directors of the Borrower an each Guarantor, respectively, and satisfactory in form and substance to all of the Banks;

         (e) an incumbency signature certificate for the Borrower and each Guarantor satisfactory in form and substance to all of the Banks; and

         (f) the favorable written opinions of counsel for the Borrower and the Guarantors in form and substance satisfactory to each of the Banks and their respective legal counsel.

         2.4 The Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

         2.5 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to each of the Banks and their legal counsel.

SECTION 3.        REPRESENTATIONS AND WARRANTIES.

         The Borrower, by its execution of this Amendment, hereby certifies and warrants the following:

         (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof as if made on the date hereof, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent annual report furnished to the Banks by the Borrowers; and

         (b) the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder.

SECTION 4.        MISCELLANEOUS.

         4.1 The Borrower has heretofore executed and delivered to the Agent the Security Agreement and the Equipment Security Agreement, and the Borrower hereby agrees that notwithstanding the execution and delivery hereof, such Security Agreements shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Borrower thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of its indebtedness, obligations and liabilities to the Agent and the banks under the Credit Agreement as amended hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement or the Equipment Security Agreement as to the indebtedness which would be secured thereby prior to giving effect hereto.

         4.2 Reference to this specific Amendment need not be made in any note, document, letter, certificate, any security agreement, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         4.3 This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes by deemed to be an original. This agreement shall be governed by the internal laws of the State of Illinois.

         4.4 The Borrower agrees to pay all reasonable costs and expenses, including without limitation attorneys fees, incurred by the Agent and each of the Banks in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents contemplated hereby.

         Upon acceptance hereof by the Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.



Dated October 1, 1997.

                                                  MAVERICK TUBE CORPORATION

                                                  By: /s/ Gregg Eisenberg

                                                  Its:  President

                                                  By: /s/ Charles Struckhoff

                                                  Its:  Chief Financial Officer

         Accepted and agreed to at Chicago, Illinois, as of the date and year last above written.

                                                  HARRIS TRUST AND SAVINGS BANK

                                                  By: /s/ Bonnie A. Polic

                                                  Its:  Vice President


                                                  MERCANTILE BANK   NATIONAL
                                                     ASSOCIATION

                                                  By: /s/ David Higbee

                                                  Its:  Vice President